UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed by Gensym Corporation in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2006, on August 2, 2006 Lowell Hawkinson resigned as Chairman, President and Chief Executive Officer of Gensym Corporation.

On August 25, 2006, Gensym entered into a severance letter agreement with Mr. Hawkinson defining the terms of his severance from Gensym. Under the terms of the severance letter agreement, which will become binding on September 1, 2006 unless Mr. Hawkinson revokes it before that date, Gensym has agreed to pay Mr. Hawkinson six months salary continuation and his COBRA premiums for medical, dental and vision insurance coverage for eighteen months. The separation letter agreement also terminated the severance benefits agreement between Gensym and Mr. Hawkinson dated January 25, 2006. Additionally, Mr. Hawkinson agreed to a release of all claims arising out of, or in connection with, Mr. Hawkinson’s employment. Mr. Hawkinson’s severance letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement

As discussed above in Item 1.01, under the terms of the severance letter agreement entered into by Gensym and Mr. Hawkinson, which will become binding on September 1, 2006 unless Mr. Hawkinson revokes it before that date, Mr. Hawkinson’s severance benefits agreement with Gensym, dated January 25, 2006, was terminated.

The material terms of Mr. Hawkinson’s severance benefits agreement is described in Gensym’s Current Report on Form 8-K filed on January 31, 2006, which descriptions are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: August 25, 2006	By:	/s/ Stephen D. Allison
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Letter Agreement, dated August 25, 2006, between Gensym Corporation and Lowell Hawkinson